UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 29, 2010

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant's telephone number, including area code: (914) 272-8080

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 29, 2010, Retail Opportunity Investments Corp.  ( the "Company") entered into an agreement for purchase and sale agreement (the "Purchase Agreement") with PDC Community Centers L.L.C. (the "Seller") to (i) acquire a shopping center located in Portland, Oregon commonly known as Division Crossing (the "Division Property") and (ii) acquire a shopping center located in Gresham, Oregon known as Halsey Crossing (the "Halsey Property" and, together with the Division Property, the "Property") for an aggregate purchase price of $18.05 million, of which $11.025 million is allocated to the Division Property and $7.025 million is allocated to the Halsey Property.

The Division Property is a grocery-anchored neighborhood shopping center of approximately 98,321 square feet that is anchored by Safeway.  It is currently 98.5% leased.  The Division Property is located in an area with approximately 305,215 people within a five mile radius, with an average household income of approximately $58,403.

The Halsey Property is a grocery-anchored neighborhood shopping center of approximately 99,438 square feet that is anchored by Safeway.  It is currently 89.6% leased.  The Halsey Property is located in an area with approximately 275,215 people within a five mile radius, with an average household income of approximately $62,078.  The Halsey Property is subject to a ground lease that expires on June 1, 2069.  There is an annual minimum ground lease rent equal to $200,000 per annum and 20% of the net operating income realized from the Halsey Property which is in excess of $325,000.

The Purchase Agreement contains terms, conditions, covenants, and representations and warranties that are customary and typical for a transaction of this nature.  The acquisition of the Property remains subject to closing conditions, including approval of the transaction by the Board of Directors of the parent company of the Seller, an estoppel certificate and release from the landlord under the Halsey Property ground lease and, with respect to the Company's obligation to purchase the Halsey Property, the waiver of a tenant's right of first refusal with respect to such property.  The Company has paid to the Seller an earnest money deposit of $1,000,000, which is nonrefundable except under certain circumstances, such as if the transaction fails to close due to a Seller default under the Purchase Agreement or failure of a condition precedent to the Company's obligation to close.

Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company has based these forward-looking statements on the current expectations and projections of the Company about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions.  Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the Company’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.

Dated:  December 2, 2010                                                                    By:           /s/ John B. Roche
John B. Roche
Chief Financial Officer